Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE GRAND LUX CAFE OPENS IN

CHERRY HILL, NEW JERSEY

Calabasas Hills, CA – July 12, 2012 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced the opening of its newest Grand Lux Cafe restaurant at the Cherry Hill Mall in Cherry Hill, New Jersey.  The restaurant opened on July 11, 2012 and contains approximately 8,700 square feet and 300 seats.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 173 full-service, casual dining restaurants throughout the U.S., including 158 restaurants under The Cheesecake Factory® mark; 14 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  Learn more about the company at www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100